Exhibit 21.1

Subsidiaries of the Registrant

The following list includes subsidiaries of Granite Ridge Resources, Inc. Subsidiaries of subsidiaries are indicated by indentations. All subsidiaries are wholly-owned unless otherwise indicated.

Executive Network Partnering Corporation, a Delaware corporation

GREP Holdings, LLC, a Delaware limited liability company

Grey Rock Bobcat LLC, a Delaware limited liability company

Grey Rock Aggie LLC, a Delaware limited liability company

Grey Rock Cavalier LLC, a Delaware limited liability company

Grey Rock Commodore LLC, a Delaware limited liability company

GREP Spider LLC, a Delaware limited liability company

GREP William LLC, a Delaware limited liability company

GREP Tartan LLC, a Delaware limited liability company

GREP Wolverine LLC, a Delaware limited liability company

GREP Tiger LLC, a Delaware limited liability company

GREP Longhorn LLC, a Delaware limited liability company

GREP III-A EF, LLC, a Delaware limited liability company

GREP III-A Bakken, LLC, a Delaware limited liability company

GREP III-A Permian, LLC, a Delaware limited liability company

GREP III-A Haynesville, LLC, a Delaware limited liability company

GREP III-A DJB, LLC, a Delaware limited liability company

GREP III-B EF, LLC, a Delaware limited liability company

GREP III-B Bakken, LLC, a Delaware limited liability company

GREP III-B Permian, LLC, a Delaware limited liability company

GREP III-B Haynesville, LLC, a Delaware limited liability company

GREP III-B DJB, LLC, a Delaware limited liability company